As filed with the Securities and Exchange Commission on May 31, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ISABELLA BANK CORPORATION

(Exact name of Issuer as specified in its charter)

Michigan	38-2830092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 North Main Street

Mt. Pleasant, Michigan 48858-1649

(Address of Principal Executive Offices)

ISABELLA BANK CORPORATION

STOCKHOLDER DIVIDEND REINVESTMENT AND

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Dennis P. Angner

401 North Main Street

Mt. Pleasant, MI 48858-1649

989/772-9471

(Name, address and telephone number of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value	30,000 Sh (1)	$ 24.89 (2)	$ 746,700 (2)	$ 85.57 (2)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such indeterminate number of additional shares as may be required to be issued under the Plan in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

(2)	Estimated based on the average price of the Common Stock on May 29, 2012, pursuant to Rule 457(h)(1) and 457(c) solely for the purpose of calculating the registration fee.

REGISTRATION OF ADDITIONAL SECURITIES STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 30,000 shares of Isabella Bank Corporation (the “Registrant”) common stock to be issued pursuant to the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, as amended on January 25, 2012 (the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8, previously filed with the Commission relating to the Plan (File No. 33-34777, File No. 33-61596, File No. 333-53377, File No. 333-106414 and File No. 333-151353), are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

See Exhibit Index.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Pleasant, state of Michigan, on May 23, 2012.

ISABELLA BANK CORPORATION

By:	/s/ Richard J. Barz
Richard J. Barz, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Dennis P. Angner Dennis P. Angner, President, Chief Financial Officer, Principal Accounting Officer and Director	May 23, 2012

/s/ Jeffrey J. Barnes Jeffrey J. Barnes, Director	May 23, 2012

/s/ Richard J. Barz Richard J. Barz, Chief Executive Officer and Director	May 23, 2012

/s/ Sandra L. Caul Sandra L. Caul, Director	May 23, 2012

/s/ James C. Fabiano James C. Fabiano, Director	May 23, 2012

/s/ G. Charles Hubscher G. Charles Hubscher, Director	May 23, 2012

/s/ Thomas L. Kleinhardt Thomas L. Kleinhardt, Director	May 23, 2012

/s/ Joseph LaFramboise Joseph LaFramboise, Director	May 23, 2012

/s/ David J. Maness David J. Maness, Director	May 23, 2012

/s/ W. Joseph Manifold W. Joseph Manifold, Director	May 23, 2012

/s/ W. Michael McGuire W. Michael McGuire, Director	May 23, 2012

/s/ Dale D. Weburg Dale D. Weburg, Director	May 23, 2012

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of counsel as to legality of the common shares covered by this registration statement

23.1	Consent of Rehmann Robson P.C.

23.2	Consent of counsel (included within Exhibit 5)